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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use of our report dated July 8, 1999 (except for the first paragraph of Note 1, as to which the date is September 7, 1999) with respect to the financial statements of the Web Hosting Business of U.S. Republic Communications, Inc., included in Amendment No. 1 to the Current Report on
Form 8-K/A of Prodigy Communications Corporation dated October 5, 1999, filed with the Securities and Exchange Commission.


                                                        Ernst & Young LLP


Dallas, Texas
December 20, 1999